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                                                                   Exhibit 10.29


                             REIMBURSEMENT AGREEMENT

         This Reimbursement Agreement ("AGREEMENT) is entered into as of February 18, 2003 by and among Celerity Group, Inc,, formerly Kinetics Holdings Corporation, a Delaware corporation ("KHC'), Kinetics Group, Inc., a Delaware Corporation ("KGI), Celerity Group, Inc., a California corporation formerly known as Kinetics Fluid Systems, Inc., ("KFS") and Kinetics Systems, Inc. a California corporation ("KSI" and together with KHC, KGI and KFS, the "KINETICS ENTITIES"), DB Capital Investors L.P, ("DB"), Behrman Capital III L.P. ("CAPITAL III"), Strategic Entrepreneur Fund III L.P., (together with Capital III, "BEHRMAN"), David J. Shimmon and Mary Beth Shimmon (collectively the "SHIMMONS" and together with Behrman, the "GUARANTORS" and together with DB and Behrman, the "STOCKHOLDERS").

                                    RECITALS

         A. WHEREAS, the Kinetics Entities have requested that the Guarantors guaranty certain obligations of the Kinetics Entities with respect to a surety facility (the "SAFECO FACILITY") with SAFECO Insurance Companies ("SAFECO") pursuant to the General Agreement of Indemnity for Contractors dated February 18, 2003 (the "GAI AGREEMENT").

         B. WHEREAS, the Guarantors have agreed to provide the guaranty of the Kinetics Entities' obligation to SAFECO (the "GUARANTY"), each in the amount set forth on Annex 1 hereto under the terms of the GAI Agreement.

         C. WHEREAS, the Kinetics Entities have requested that DB enter into that certain Collateral Pledge Agreement and associated Letter of Credit with SAFECO for the benefit of the Kinetics Entities, both dated February 18, 2003 (the "PLEDGE AGREEMENT" and together with the GAI Agreement, the "SAFECO AGREEMENTS").

         D. WHEREAS, DB has agreed to provide a letter of credit in the amount set forth on Annex 1 hereto under the terms of the Pledge Agreement.

         E. WHEREAS, the Guarantors have determined that the Guaranty is the most advantageous means for the protection or enhancement of the value of Guarantors' existing equity investment in KHC, and the Guarantors are providing the Guaranty solely for such purpose.

         F. WHEREAS, DB has determined that the Pledge Agreement is the most advantageous means for the protection or enhancement of the value of DB's existing equity investment in KHC, and DB executed the Pledge Agreement solely for such purpose,

         G. WHEREAS, the Stockholders have agreed that the amounts outstanding under the Guaranty and the Pledge Agreement (collectively, the "SAFECO OBLIGATIONS") shall be treated as several liabilities of the Stockholders.

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         H. WHEREAS, each of the Company and the Kinetics Entities has determined that this Agreement, the Guaranty, the Pledge Agreement and the transaction contemplated hereby and thereby are advisable and in its best interests and the best interests of its stockholders.

         I. WHEREAS, each of the Stockholders, on the one hand, and the Company and the Kinetics Entities, on the other, have a preexisting personal or business relationship.

         J. WHEREAS, each of the Stockholders, the Company and the Kinetics Entities, by reason of its own business and financial experience or that of its advisors could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

         K. WHEREAS, the Guarantors in consideration for the

         NOW, THEREFORE, in consideration of the foregoing and the following covenants and agreements the parties hereby agree as follows:

                  1. ISSUANCE OF GUARANTY. The Kinetics Entities hereby request that the Guarantors issue the Guaranty in favor of SAFECO. The Guarantors will guarantee the Kinetics Entities' obligations under the GAI Agreement in favor of SAFECO pursuant to the foregoing request of the Kinetics Entities. The GAI Agreement shall be in the form of Exhibit A attached hereto.

                  2. EXECUTION OF PLEDGE AGREEMENT. The Kinetics Entities hereby request that DB pledge collateral in favor of SAFECO. DB will pledge as collateral in favor of SAFECO a letter of credit subject to the terms of the Pledge Agreement pursuant to the foregoing request of the Kinetics Entities. The Pledge Agreement shall be in the form of Exhibit B attached hereto.

                  3. FEE. Kinetics Entities will pay each Stockholder by wire transfer of immediately available funds, a fee equal to 14% per annum of the amount of the outstanding SAFECO Obligations (which amount is set forth opposite such Stockholder's name on Annex 1) by such Stockholder pursuant to the SAFECO Facility (the "FEES"). Fees accrued shall be payable in full, without duplication, by March 31, 2004 for the period commencing on the date hereof and up to and including December 31, 2003, and by the 10th business day of each April, July, October, and January thereafter for each quarter thereafter (or portion thereof) that any of the SAFECO Obligations remain outstanding. The Fees are being delivered to the Stockholders in recognition of the additional financial risk associated with the Stockholders' investment in KHC as a result of the SAFECO Agreements and not as compensation or a payment for any services rendered or otherwise in connection with the pursuit by Stockholder of a trade or business. If at any time any Stockholder's obligation under the SAFECO Agreements is terminated in full or in part, fees shall continue to accrue only with respect the amount of such Stockholder's remaining commitment under the SAFECO Agreements.

                  4. NOTICE OF DEMAND FROM SAFECO. Any of the undersigned who receives a demand for payment from SAFECO under the SAFECO Agreements shall promptly provide

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notice of such demand to each of the other parties hereto as provided for in
Section 13 hereto. Notwithstanding the party or parties to whom SAFECO makes a demand, the Kinetics Entities will have the primary obligation to make payment to SAFECO for any amounts demanded by SAFECO under the SAFECO Agreements. The parties will use commercially reasonable efforts to communicate and cooperate on the making of any payments (for the purposes of this Agreement, a draw made on a letter of credit pursuant to the Pledge Agreement shall be deemed to be the equivalent of a payment) to SAFECO under the SAFECO Agreements and any party hereto making a payment shall promptly provide the other parties hereto with evidence of such payment. In the event the Kinetics Entities do not make the payment to SAFECO under the SAFECO Agreements, the Stockholders agree to make payments directly to SAFECO in accordance to such Stockholder's pro-rata percentage as set forth on Annex 1 ("PRO-RATA PERCENTAGE").

                  5. REIMBURSEMENT AND INTEREST. (a) Reimbursement Payments. In addition to the Fees, KHC and the other Kinetics Entities jointly and severally hereby agree to pay to the Stockholders, or cause to be paid to Stockholders, with interest as provided in Section 5(c), a sum equal to each amount paid by such Stockholder to SAFECO under the SAFECO Agreements, which payment shall become due and payable (i) immediately upon the earlier of demand of such Stockholder and (ii) automatically five (5) days after the payment by such Stockholder to SAFECO (the "PAYMENT DUE DATE"). All amounts under this Section 5(a) shall be paid in U.S. Dollars without set-off, claim or counterclaim in funds immediately available to Stockholder. The obligations of Kinetics Entities hereunder to reimburse the Stockholders shall be absolute, irrevocable and unconditional and shall be performed strictly in accordance with the terms hereof, irrespective of any lack of validity or enforceability of the SAFECO Facility or any related agreement or any other event or circumstance.

                  (b) Reimbursement of Stockholder by other Stockholders. In the event that a Stockholder has not been reimbursed by the Kinetics Entities for amounts owing under Section 5(a) above by the Payment Due Date and if, notwithstanding Section 4 above, such Stockholder has paid to SAFECO an amount in excess of such Stockholder's Pro-Rata Percentage, in furtherance of Stockholder's right of contribution, such Stockholder ("INITIAL STOCKHOLDER") may make a demand on any Stockholder who has not paid its Pro-Rata Percentage (a "CONTRIBUTING STOCKHOLDER") which demand shall state the total amount demanded by SAFECO, the amount paid by the Initial Stockholder, the amount required to be paid by each Contributing Stockholder and wire transfer instructions for such payment to the Initial Stockholder (with a copy to KHC). Within five (5) days of receipt of such notice, each Contributing Stockholder shall make a payment to the Initial Stockholder in immediately available funds in the amount required to be paid by such Contributing Stockholder to the Initial Stockholder in respect to such demand, less any amounts previously paid by such Contributing Stockholder to SAFECO pursuant to such demand.

                  (c) Interest. All sums payable to Stockholder under Sections 5(a) and 5(b) shall bear interest, from the date the payment is made under the SAFECO Agreements until such sums are paid in full at a rate of 15% per annum, or if lower, the maximum rate permitted by law (computed for the actual number of days elapsed, based on a 365/366 day year). Interest

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accruing pursuant to this Section 5(c) shall be due and payable on demand and on the date the respective sum is paid. It is not the intention of the Stockholders to violate any applicable usury or interest rate laws. None of the Stockholders agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, "charge or collect") any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause any Stockholder to charge or collect more than the maximum such Stockholder would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

                  6. TERMINATION OF EMPLOYMENT OF SHIMMON. If, at any time prior to the later of (a) April 1, 2004 and (b) the initial payment of the Fees, David
J. Shimmon involuntarily leaves his position of Chief Executive Officer of KHC or KGI (a "TERMINATION"), then within five (5) days of such Termination KHC will pay any accrued Fees owed to the Shimmons under Section 3 of this Agreement and pay subsequently accrued Fees by the 10th business day of each April, July, October, and January for each quarter thereafter (or portion thereof) that any of the SAFECO Obligations remain outstanding. All amounts under this Section 6 shall be paid in U.S. Dollars without set-off, claim or counterclaim in funds immediately available to the Shimmons.

                  7. SUBROGATION. Upon making any payment under Section 5 of this Agreement, the party making payment shall be subrogated to the rights of the Stockholders against SAFECO with respect to the SAFECO Agreements.

                  8. ADDITIONAL FEES. Kinetics Entities hereby agrees to pay each Stockholder immediately upon demand for all reasonable charges and expenses paid or incurred by it in connection with the preservation and enforcement of its rights hereunder and collection of amounts due to it hereunder, including without limitation, the reasonable fees and disbursements of its legal counsel. The prevailing Stockholder in any action to enforce Section 5(b) will be entitled to collect the reasonable fees and disbursements of its legal counsel.

                  9. TAXES. All payments by the Kinetics Entities under this Agreement will be made free and clear of and without deduction for any present or future taxes.

                  10. ENTIRE AGREEMENT. This Agreement, together with the SAFECO Agreements, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings (whether written or oral) with respect thereto.

                  11. REINSTATEMENT. Notwithstanding anything to the contrary herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Stockholder pursuant to this Agreement is rescinded or otherwise must be restored or returned by such Stockholder upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Kinetics Entity or otherwise, all as though such payment had not been made.

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                  12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  13. NOTICES. Notices to the parties will be made in accordance with the terms of the notice provision in Section 6.4 of the Second Amended and Restated Shareholders Agreement dated December 4, 2002 (the "SHAREHOLDERS AGREEMENT").

                  14. GOVERNING LAW AND DISPUTES. This Agreement will be governed by the substantive laws of New York, without regard to principles relating to conflicts of law. Each party agrees to abide by the submission of jurisdiction provisions in Sections 6.7(a)-(d) of the Shareholders Agreement.

                  15. ASSIGNMENT. No party may assign its rights or obligations hereunder without the express written consent of the other parties hereto. Provided, however, that an assignment of this Agreement by any Stockholder to an affiliate or successor entity that assumes the obligations of such Stockholder under the SAFECO Agreement to which such Stockholder is a party shall not be deemed an assignment under this Section 15. Any attempted assignment will be void. Subject to the foregoing, this Agreement will benefit and bind the successors and assigns of the parties. No party will be a third party beneficiary of this Agreement.

                  16. WAIVERS. Each Kinetics Entity waives each of the following: (a) any rights with respect to, or defenses to, its obligations to the Stockholders hereunder that are or may become available to it as a guarantor or surety with respect to any obligations of any other Kinetics Entity (including, if applicable, by reason of Sections 2787-2855, inclusive, of the California Civil Code), and (b) any rights with respect to, or defenses to, its obligations to the Stockholders hereunder that may be available by reason of any election of remedies by any Stockholder (including any such election that in any manner impairs, destroys or extinguishes such Kinetics Entity's subrogation rights, rights to proceed against any other person or entity for reimbursement, or any other rights to proceed against any other person or entity or security).

                  17. TERMINATION OF FUTURE OBLIGATIONS. (a) If at any time, DB delivers to each other party to this Agreement written notice, pursuant to
Section 13 of this Agreement, that DB desires to terminate its obligations under the Pledge Agreement with respect to any future Bonds (as such term is defined in the GAI Agreement) (the "TERMINATION NOTICE"), then KHC or KGI shall, within five business days following the date of such Termination Notice: (i) deliver to SAFECO a written notice pursuant to the Termination section of the GAI Agreement, stating the effective date of termination of the liability of KHC and KGI for future Bonds, with such effective date being not more than 30 days following the date of the notice so delivered (the "SAFECO NOTICE") and (ii) send a copy of the SAFECO Notice to each party to this Agreement.

                  (b) If any Guarantor delivers notice to SAFECO pursuant to the Termination section of the GAI Agreement, then such Guarantor shall concurrently send a copy of such notice to each party to this Agreement.

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                  18. NO AGENCY. The parties hereto are independent contractors.
This Agreement will not be construed as creating an agency, partnership or any other form of legal association (other than as expressly set forth herein) between the parties.

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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above and duly authorized officers of each party have executed this Agreement at the location indicated below.

CELERITY GROUP, INC., a Delaware corporation

By: /s/ John Goodman
    ------------------------
Name: JOHN GOODMAN
Its: SECRETARY

KINETICS GROUP, INC., a Delaware corporation

By: /s/ John Goodman
    ------------------------
Name: JOHN GOODMAN
Its: VICE PRESIDENT & SECRETARY

KINETIC SYSTEMS, INC., a California corporation

By: /s/ John Goodman
    ------------------------
Name: JOHN GOODMAN
Its: VICE PRESIDENT & SECRETARY

CELERITY GROUP, INC., a California corporation

By: /s/ John Goodman
    ------------------------
Name: JOHN GOODMAN
Its: VICE PRESIDENT & SECRETARY

                   [SIGNATURE PAGE TO REIMBURSEMENT AGREEMENT]

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DB CAPITAL INVESTORS L.P.

By: DB Capital Partners, L.P., its General Partner

By: DB Capital Partners, Inc., its General Partner

By: /s/ Frank Schiff
    ---------------------
Name: FRANK SCHIFF
Its: MANAGING DIRECTOR

                   [SIGNATURE PAGE TO REIMBURSEMENT AGREEMENT]

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BEHRMAN CAPITAL III L.P.

By: Behrman Brothers III LLC, its general partner

By: /s/ William M. Matthes
    ----------------------
Name: William M. Matthes
Its: Managing Member

STRATEGIC ENTREPRENEUR FUND III L.P.

By: /s/ William M. Matthes
    ----------------------
Name: William M. Matthes
Its: General Partner

                   [SIGNATURE PAGE TO REIMBURSEMENT AGREEMENT]

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DAVID J. SHIMMON

/s/ David J. Shimmon
-------------------------------
David J. Shimmon

MARY BETH SHIMMON

/s/ Mary Beth Shimmon
-------------------------------
Mary Beth Shimmon

                   [SIGNTURE PAGE TO REIMBURSEMENT AGREEMENT]